Exhibit 99.1

NEWS RELEASE

HECLA DECLARES STOCK DIVIDENDS

FOR IMMEDIATE RELEASE

February 21, 2014

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) is pleased to announce its Board of Directors has elected to declare a quarterly dividend of $0.0025 per share of common stock, payable on or about March 26, 2014, to shareholders of record on March 19, 2014. The Company's realized silver price was $20.13 in the fourth quarter of 2013 and therefore did not trigger a larger dividend under the Company's dividend policy.

The Board also elected to declare the regular quarterly dividend of $0.875 per share on the outstanding Series B Cumulative Convertible Preferred Stock, on a total of 157,816 shares outstanding. This represents a total amount to be paid of approximately $138,000. The cash dividend is payable April 1, 2014, to shareholders of record on March 14, 2014.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

For further information, please contact:

Jeanne DuPont

Corporate Communications Coordinator

Investor and Public Relations

1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com

Cautionary Note Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.